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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 26, 2005

                            Impax Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 0-27354                                 65-0403311
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         (Commission File Number)            (IRS Employer Identification No.)

          30381 Huntwood Avenue                      Hayward, CA 94544
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 (Address of Principal Executive Offices)                (Zip Code)

                                 (510) 476-2000
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              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.
ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
           OBLIGATION.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

        As a result of the Company's failure to file its Annual Report on Form 10-K for the year ended December 31, 2004 by June 21, 2005, the Company has received a notice of an event of default under the Indenture relating to the Company's $95.0 million 1.250% Convertible Senior Subordinated Debentures due 2024 (the "1.25% Debentures"), which declared the entire outstanding principal amount of and premium, if any, on the 1.25% Debentures, and the interest accrued thereon, immediately due and payable. The event of default with respect to the 1.25% Debentures also resulted in a default under the Company's credit facility with Wachovia Bank, NA, which default has been waived by Wachovia.

        On June 26, 2005, the Company entered into a securities purchase agreement with a qualified institutional buyer (the "Purchaser") by which the Purchaser agreed to purchase $75.0 million of the Company's 3.50% Convertible Senior Subordinated Debentures Due 2012 (the "3.50% Debentures"), the net proceeds of which, together with the Company's existing cash, are being used to repay the 1.25% Debentures. The closing of the sale of the 3.50% Debentures is expected to occur today. The 3.50% Debentures were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. A copy of the Company's press release related to this transaction is attached as Exhibit 99.1 to this Report and incorporated by reference. Copies of the purchase agreement entered into with the Purchaser (the "Purchase Agreement"), the form of indenture governing the 3.50% Debentures and the related registration rights agreement are attached as Exhibits 4.1, 4.2 and 4.3, respectively.

        The 3.50% Debentures are senior subordinated, unsecured obligations of the Company. The 3.50% Debentures will be unsecured obligations of the Company and will rank pari passu with the Company's accounts payable and other liabilities and subordinate to certain senior indebtedness, including the Company's credit facility with Wachovia Bank, NA. The Indenture governing the 3.50% Debentures will limit the aggregate amount of the Company's indebtedness ranking senior to or pari passu with the 3.50% Debentures to the greater of (i) $50 million and (ii) as of any date, four times the Company's EBITDA for the immediately preceding twelve-month period for which public financial information is available. The 3.50% Debentures bear interest at the rate of 3.50% per annum. Interest on the Debentures will be payable on June 15 and December 15 of each year, beginning on December 15, 2005.

        The 3.50% Debentures mature on June 15, 2012 and may not be redeemed by the Company prior to maturity. Holders will also have the right to require the Company to repurchase all or any part of their 3.50% Debentures on June 15, 2009 at a repurchase price equal to 100% of the principal amount of the 3.50% Debentures, plus accrued and unpaid interest and liquidated damages, if any, up to but excluding the repurchase date.

        Each 3.50% Debenture will be issued at a price of $1,000 and will be convertible into the Company common stock at an initial conversion price per share equal to 130% of the average of the closing prices of the common stock for the ten trading days beginning and including June 20, 2005.

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Prior to June 15, 2011, the 3.50% Debenture will not be convertible unless certain contingencies occur, including the closing price of the common stock having exceeded 120% of the conversion price for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter. Upon conversion, the value (the "conversion value") of the cash and shares of common stock, if any, to be received by a holder converting $1,000 principal amount of the 3.50% Debentures will be determined by multiplying the applicable conversion rate by the 20-day average closing price of the common stock beginning on the second trading day immediately following the day on which the debentures are submitted for conversion. The conversion value will be payable as follows: (1) an amount in cash (the "principal return") equal to the lesser of (a) the conversion value and (b) $1,000, and (2) to the extent the conversion value exceeds $1,000, a number of shares of common stock with a value equal to the difference between the conversion value and the principal return or cash, at the Company's option.

        In addition, if a holder elects to convert 3.50% Debentures within a period of 30 trading days after the effective date of a fundamental change transaction--consisting generally of a transaction constituting a change of control of the Company, as defined by the Indenture--the holder will be entitled to receive a "make-whole" premium consisting of additional shares of the Company's common stock (or, if the Company so elects, the same consideration offered in connection with the fundamental change).

        The Company has also entered into a registration rights agreement with the Purchaser under which it is required to register the 3.50% Debentures, and the shares of common stock into which they are convertible, within 60 days of filing the Annual Report on Form 10-K for the year ended December 31, 2004, but in any event within 270 days of the closing, and to have the registration statement declared effective within 90 days of its filing, but in any event, within 360 days of the closing.

ITEM 7.01. REGULATION FD
ITEM 8.01. OTHER EVENTS

        Reference is made to the Disclosure Schedule attached to the Purchase Agreement (Exhibit 4.1), which sets forth certain disclosures by the Company.

Status of 2004 10-K and Delayed Form 10-Q

        On May 26, 2005 the Company submitted a request for advice to the Office of the Chief Accountant of the Securities and Exchange Commission ("OCA"), in the expectation that OCA's response will enable the Company to complete its financial statements and file its annual report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the three months ended March 31, 2005. The request, and the uncertainty with respect to the Company's financial statements for these periods relates exclusively to the determination of the appropriate periods in which to recognize revenues from 2004 sales of products covered by the Company's strategic alliance agreement with a subsidiary of Teva Pharmaceutical Industries Ltd. ("Teva"). The Company and Teva have agreed upon the net sales and margin amounts allocable

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to IMPAX from Teva's 2004 sales under the agreement and have further agreed not to make any adjustments to such agreed amounts.

        On June 10, 2005, the Company participated in a telephone conference with the OCA staff and the Company's auditors, during which the OCA staff requested additional information from the Company. The Company's proposed response to that request is currently awaiting comments from the Company's auditors.

Internal Control over Financial Reporting

        In connection with the Company's 2004 year-end review and audit process, management identified a number of material weaknesses in the Company's internal controls over financial reporting. Information concerning the identified weaknesses and the steps we have taken to correct them is contained in Exhibit
99.2 to this Report.

Risk Factors

        Risk factors relating to the Company in addition to those set forth in previously filed periodic reports are included in Exhibit 99.2 to this Report and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits.

                4.1--Purchase Agreement relating to 3.50% Debentures.

                4.2--Form of Indenture relating to 3.50% Debentures.

                4.3--Registration Rights Agreement relating to 3.50% Debentures.

                99.1--Press Release.

                99.2--Disclosure entitled "Risk Factors."

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Impax Laboratories, Inc.

Date: June 27, 2005
                                        By: /s/ Arthur A. Koch, Jr.
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                                           Arthur A. Koch, Jr.
                                           Chief Financial Officer